UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 19, 2012
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Expeditors International of Washington, Inc. received a federal grand jury subpoena from the Department of Justice (DOJ) on April 19, 2012, requiring the production of documents related to the export or re-export by unaffiliated third-parties to end users in a US-embargoed country of products and/or services produced by a US manufacturer. In a related matter, the Company is also responding to an administrative subpoena from the Commerce Department's Bureau of Industry and Security (BIS) requiring the production of documents pertaining to the export or re-export of US-origin goods to the same embargoed country. The Company is co-operating with the DOJ and BIS. If it is determined that the Company or one of its subsidiaries, directly or indirectly, facilitated the export or re-export of these specified products and/or services, the Company may incur fines and/or penalties which could have a material impact on the Company's results of operations and cash flows for any particular quarter or year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

April 25, 2012             /s/ AMY J. TANGEMAN ______________
Amy J. Tangeman, Senior Vice President-General
Counsel and Secretary